Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Tut Systems, Inc. on Form S-4 of our report dated March 21, 2005 relating to the consolidated financial statements and financial statement schedule of CoSine Communications, Inc. for the year ended December 31, 2004 appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    Burr, Pilger & Mayer LLP

Palo Alto, California

April 5, 2005